Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. § 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the Annual Report on Form 10-K of GXS Worldwide, Inc. (the “Registrant”) for the year ended December 31, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Director, President & Chief Executive Officer, and Executive Vice President & Chief Financial Officer, each certifies that, to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of the dates and for the periods expressed in the Report.

Date:    March 31, 2011

By:	/s/ Robert Segert	By:	/s/ Gregg Clevenger
Name:	Robert Segert	Name:	Gregg Clevenger
Title:	Director, President & Chief Executive Officer	Title:	Executive Vice President & Chief Financial Officer